UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

CADENCE DESIGN SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS OF CADENCE DESIGN SYSTEMS, INC. TO BE HELD ON THURSDAY, APRIL 30, 2020.

On March 20, 2020, Cadence Design Systems, Inc. (“Cadence”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”) in connection with its 2020 Annual Meeting of Stockholders to be held on April 30, 2020 (the “2020 Annual Meeting”). On April 15, 2020, Cadence issued a press release to disclose a change in the meeting format for the 2020 Annual Meeting from in-person to virtual only. This supplement to the Proxy Statement is being filed with the SEC and is being made available to stockholders on or about April 15, 2020. This Notice should be read in conjunction with the Proxy Statement.

NOTICE OF CHANGE OF LOCATION TO A VIRTUAL MEETING

OF THE 2020 ANNUAL MEETING OF STOCKHOLDERS

The 2020 Annual Meeting of Stockholders of CADENCE DESIGN SYSTEMS, INC., a Delaware corporation, will be held as follows:

When:	Where:

April 30, 2020 1:00 p.m. Pacific Time	Virtual Meeting www.meetingcenter.io/293076150

Due to the public health impact of the coronavirus (COVID-19) pandemic and to protect the health and well-being of Cadence’s stockholders and employees, Cadence will change the format of its 2020 Annual Meeting to virtual only. Individuals will not be able to attend the 2020 Annual Meeting in person.

To attend the 2020 Annual Meeting, go to www.meetingcenter.io/293076150. Online access to the meeting will begin at 12:45 p.m. Pacific Time. The Proxy Statement and annual report are available on the Investor Relations page at www.cadence.com.

Attending the Virtual 2020 Annual Meeting as a Registered Stockholder

Registered holders of Cadence common stock as of the close of business on March 2, 2020 (i.e., in possession of an actual stock certificate or shares held in book entry and the name of the stockholder appears in the stockholder register kept by Cadence’s transfer agent, Computershare Limited (“Computershare”)) can attend the 2020 Annual Meeting at www.meetingcenter.io/293076150 by entering the 15-digit control number on the previously sent proxy card or Notice of Availability of Proxy Materials and the meeting password CDNS2020. Once admitted to the 2020 Annual Meeting by following these instructions, registered holders of Cadence common stock may ask questions and vote during the meeting.

Attending the Virtual 2020 Annual Meeting as a Beneficial Stockholder

Beneficial holders of Cadence common stock as of the close of business on March 2, 2020 (i.e., shares held in “street name” in a brokerage account or through a broker, bank or other nominee) can attend the 2020 Annual Meeting in one of two ways:

•

As a “guest” in listen-only mode (by clicking on the “I am a Guest” button after entering the meeting at www.meetingcenter.io/293076150 and providing the information requested on the following screen). “Guests” in listen-only mode will not have the ability to ask questions or vote during the meeting.

•

By registering with Computershare in advance of the meeting if the beneficial stockholder wishes to vote or ask questions during the meeting. To register, the beneficial stockholder must obtain a legal proxy from the broker, bank or other holder of record reflecting the Cadence common stock held as of March 2, 2020 and submit an image of the legal proxy, with the beneficial stockholder’s name and email address, to Computershare. Requests for registration must be sent to legalproxy@computershare.com labeled as “Legal Proxy,” and must be received no later than 5:00 p.m. Eastern Time on April 27, 2020. The beneficial stockholder will then receive a control number by email from Computershare. At the time of the 2020 Annual Meeting, the beneficial stockholder can attend the meeting at www.meetingcenter.io/293076150 and enter its control number and the meeting password CDNS2020.

Voting Shares

If Cadence stockholders have not already voted their shares in advance, they will be able to vote their shares electronically during the 2020 Annual Meeting by clicking on the “Cast Your Vote” link on the meeting center site. Beneficial stockholders can vote during the 2020 Annual Meeting only through advance registration for obtaining control numbers from Computershare per the instructions above.

Whether or not you plan to attend the 2020 Annual Meeting, Cadence urges its stockholders to vote and submit their proxies in advance of the 2020 Annual Meeting by one of the methods described in the Proxy Statement.

The proxy card and voting instruction form included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote in advance of the 2020 Annual Meeting.

Except as described above, this supplement to the Proxy Statement does not modify, amend, supplement, or otherwise affect the Proxy Statement. This additional proxy material should be read with the Proxy Statement, and, from and after the date of this additional proxy material, any references to the “Proxy Statement” shall be deemed to include the Proxy Statement as revised hereby.